SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

PATCH INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identification No.)

Suite 300, 441 – 5th Avenue S.W., Calgary, Alberta, Canada T2P 2V1

(Address of principal executive offices)(Zip Code)

(403) 441-4390

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2007, Patch International Inc. (“Patch”) entered into a Share Exchange Agreement (the “Agreement”) with 1289307 Alberta Ltd. (“Holdco”), a private corporation incorporated under the laws of Alberta, the shareholders of Holdco, and Patch Energy Inc., Patch’s wholly-owned subsidiary (“Patch Energy”), providing for the acquisition of Holdco by Patch. The Agreement is furnished herewith as Exhibit 10.1 and incorporated by reference herein.

Under the terms of the Agreement, Patch Energy acquired all of the issued and outstanding common shares of Holdco in consideration for one share of Class B Preferred Voting Stock of Patch (the “Preferred Voting Share”) (described in Item 5.03 below) and 500,000 shares of Series A Preferred Stock of Patch Energy (the “Exchangeable Shares”) that are exchangeable for 500,000 shares of Patch common stock (the “Acquisition”). It is proposed that all of the shares issued to the Holdco shareholders will be registered.

Immediately prior to the closing of the Acquisition, the shareholders of Holdco were as follows:

Rod Maxwell – 50%

Mark L. Bentsen – 50%

In addition to the Preferred Voting Share and the Exchangeable Shares, Patch currently has 19,879,274 shares of common stock issued and outstanding, and one share of Class A Preferred Voting Stock issued and outstanding. Patch has 25,000,000 shares of common stock authorized. In connection with the recent acquisition of Damascus Energy Inc. (“Damascus”), Patch Energy acquired all of the issued and outstanding common shares of Damascus in consideration for one share of Class A Preferred Voting Stock and 9,426,489 shares of Series A Preferred Stock of Patch Energy that are exchangeable for 9,426,489 shares of Patch common stock. Therefore, Patch will need to increase the number of its authorized and unissued common stock.

Patch entered into an Exchange and Voting Trust Agreement to implement the voting of the Preferred Voting Share with Patch Energy, 1286664 Alberta Ltd, and Holdco’s shareholders. Under the Exchange and Voting Trust Agreement, a trust was created for the benefit of the Holdco shareholders. 1286664 Alberta Ltd., as trustee, holds the Preferred Voting Share for the benefit of the Holdco shareholders and exercises the voting rights attached to that share. Additionally, the Exchange and Voting Trust Agreement establishes how the holders of Exchangeable Shares will exercise their conversion rights. The Exchange and Voting Trust Agreement is furnished herewith as Exhibit 10.2 and incorporated by reference herein.

Patch and Patch Energy also entered into a Support Agreement with 1286664 Alberta Ltd. to protect the rights of the Holdco shareholders with respect to the Exchangeable Shares. The Support Agreement is furnished herewith as Exhibit 10.3 and incorporated by reference herein. 1286664 Alberta Ltd. is a private Alberta corporation owned and controlled by Michael S. Vandale, Patch’s President and CEO.

This summary description of the agreements mentioned above does not purport to be complete and is qualified in its entirety by reference to the documents that are filed as exhibits hereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

On January 16, 2007, the parties consummated the Agreement described in Item 1.01 above, resulting in Patch Energy acquiring Holdco as a wholly-owned subsidiary.

The primary asset of Holdco is an interest in a farmout agreement (the “Farmout Agreement”) dated December 12, 2006 between 1286664 Alberta Ltd. and Bounty Developments Ltd. (“Bounty”). The Farmout Agreement is furnished herewith as Exhibit 10.4 and incorporated by reference herein.

On December 21, 2006, Holdco assumed all the rights, title and interest of 1286664 Alberta Ltd. in the Farmout Agreement (the “Conveyance Agreement”) by issuing a Promissory Note in the amount of U.S.$1,000,000 (the “Promissory Note”) to 1286664 Alberta Ltd. The Conveyance Agreement is furnished herewith as Exhibit 10.5 and incorporated by reference herein. The Promissory Note is furnished herewith as Exhibit 10.6 and incorporated by reference herein.

The Farmout Agreement provides Holdco with the right to earn up to a 75% working interest in 18 square miles of land located in Townships 91-92, Range 2 W4M (the “Firebag Oil Sands Project”), in the Fort McMurray area of central Alberta, Canada.

Pursuant to the terms of the Farmout Agreement and in order to earn a 75% working interest in the Firebag Oil Sands Project, Holdco must make a payments to Bounty in the amounts of (i) Cdn.$1,000,000 on or before December 18, 2006, which Patch has paid; (ii) Cdn.$1,000,000 on or before December 22, 2006, which Patch has paid; and (iii) Cdn.$3,100,000 on or before January 15, 2007, which payment is subject to the extension agreement dated January 22, 2007 between Holdco and Bounty (the “Extension Agreement”), extending the due date to February 15, 2007 and providing for interest to be paid at the rate of 10% per annum. The Extension Agreement is furnished herewith as Exhibit 10.7 and incorporated by reference herein. Further, Holdco must reimburse Bounty for all expenditures made or liabilities incurred by Bounty in maintaining, permits, approvals and equipment commitments, and in obtaining land, engineering, geological, geophysical and other services reasonably required to allow the first year evaluation wells to be drilled and a seismic program to be completed. Holdco also must spud 8 evaluation wells at mutually agreeable locations on the properties and the complete a 2D seismic program on the properties at a minimum cost of Cdn.$1,200,000 but not to exceed Cdn.$1,500,000 on or before March 31, 2007. Finally, Holdco must pay Bounty Cdn.$2,500,000 on or before April 1, 2007; spud 4 additional evaluation wells at mutually agreeable locations on the properties on or before April 1, 2008; and complete a 2D seismic program on the properties at a minimum cost of Cdn.$550,000 but not to exceed Cdn.$650,000 on or before March 31, 2008.

In addition to assets acquired, Patch assumed the U.S.$1,000,000 Promissory Note payable to 1286664 Alberta Ltd. Michael S. Vandale, Patch’s President and CEO, owns 100% of 1286664 Alberta Ltd.

Item 3.02	Unregistered Sales of Equity Securities

The Agreement described in Item 1.01 above was effected by the issuance of the Preferred Voting Share and 500,000 Exchangeable Shares that are exchangeable for 500,000 shares of Patch common stock.

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the acquisition of Holdco, Michael S. Vandale appointed Rod Maxwell, Mark L. Bentsen, and Greg Belzberg to Patch’s board of directors. Also, Patch has appointed Jason G. Dagenais as Vice President of Operations and Terry R. Buchanan as Vice President of Exploration, Geoscience and Reservior.

Mark Bentsen, Director

Since 1998, Mr. Mark Bentsen has been the Founder, President and CEO of Cathedral Energy Services Income Trust, a drilling services company that has grown to a market capitalization over Cdn.$300 million, revenues over Cdn.$100 Million and over 650 employees. Mr. Bentsen was the Vice-President of Corporate Development for Akita Drilling from 1993 to 1998 and has over 20 years of oilfield experience.

Rod Maxwell, Director

Since January 1997, Mr. Rod Maxwell, CA, CBV, has been a Managing Director of StoneBridge Merchant Capital Corp., a private equity investment firm, located in Calgary, Alberta, that invests in both growing private companies and private or public companies interested in pursuing a corporate restructuring. Mr. Maxwell is actively involved in a number of the StoneBridge investee companies. Mr. Maxwell is currently the lead Trustee of Cathedral Energy Services Income Trust, a director of Cathedral Energy Services Ltd. and has served as a member of the board of directors of a number of other private and public companies. As of January 2007, Mr. Maxwell is also the interim President and CEO of KDC Energy Ltd., an energy, exploration, and development services corporation. Mr. Maxwell holds a Bachelor of Commerce degree from the University of Calgary and is a Chartered Accountant and is a member of both the Alberta and Canadian Institute of Chartered Accountants. In addition Mr. Maxwell is a Chartered Business Valuator and is a member of the Canadian Institute of Chartered Business Valuators.

Greg Belzberg, Director

Since June 2003, Mr. Greg Belzberg has worked for Veritas Real Estate Investments, a real estate development and investment company, located in Los Angeles, California. Mr. Belzberg is currently a director and member of the Audit Committee of Arsenal Energy Inc., a resource company listed on the TSX Exchange under the symbol AEI and has served as a member of the board of directors of a number of other private and public companies. Mr. Belzberg is an independent businessman. From August 2001 to June 2003, Mr. Belzberg was the Chief

Operating Officer of Richter Furniture Manufacturing (a furniture manufacturing company) based in Vernon, California. He is a graduate from Georgetown University with a B.A. in Business Administration.

Jason Dagenais, Vice President of Operations

From May 2004 to August 2006, Mr. Dagenais was President and CEO of Dyno Energy Ltd, a private oil and gas in Calgary, Alberta. From August 2001 to January 2004, Mr. Dagenais was a senior engineer at Delphi Energy Corp., an oil and gas company traded on the Toronto Stock Exchange. Previously, he has also held positions with Schlumberger, Ulster Petroleums, Pinnacle Resources and McAllister Petroleums. He is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta. Mr. Dagenais is a graduate of the University of Regina with a degree in Industrial Systems Engineering in 1995.

Terry Buchanan, Vice President of Exploration, Geoscience and Reservior

Mr. Buchanan was employed with Imperial Oil Limited from January 1983 to December 2006, most recently he was the Geoscience Advisor, conducting geotechnical and reservoir engineering studies of mature to conceptual plays for prospect generation, assessment, development and productivity enhancement. He is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta, the Canadian Society of Petroleum Geologists and the Canadian Well Logging Society. Mr. Buchanan graduated from the University of Alberta in 1974 with a Bachelor of Science in Electrical Engineering.

Related Party Relationships

Pursuant to the Acquisition, Patch assumed the Promissory Note in the amount of U.S.$1,000,000 issued by Holdco on December 21, 2006 to 1286664 Alberta Ltd., a private Alberta corporation wholly owned by Patch’s President and CEO, Michael S. Vandale. Holdco issued the Promissory Note pursuant to the Conveyance Agreement. Under the Conveyance Agreement, 1286664 Alberta Ltd. exchanged its rights, title and interest in the Farmout Agreement, which it acquired on December 12, 2006, for the Promissory Note.

On May 1, 2002, Patch Energy entered into a farmout agreement with True Energy Inc. and Arsenal Energy Inc. (“Arsenal Energy”), pursuant to which it acquired a 12.5% working interest in ten test wells located in Saskatchewan by incurring 15.625% of the costs. Patch Energy participated in a second set of nine test wells in Saskatchewan, Canada, by agreeing to incur 15.625% of the costs to earn a 12.5% working interest. Patch Energy continues to receive revenues from these wells. Mr. Vandale was President and Chief Executive Officer of Arsenal Energy Inc. from January 2001 to April 2006.

Pursuant to Patch’s acquisition of Damascus, Bounty has voting control of approximately 14.6% of Patch’s voting shares. Bounty is the farmor of the Firebag Oil Sands Project and will receive payments totaling Cdn.$7,600,000 from Patch by April 1, 2007 in order for Patch to earn a 75% working interest in the project. In addition, Patch must reimburse Bounty for all expenditures made or liabilities incurred in maintaining, permits, approvals and equipment commitments, and in obtaining land, engineering, geological, geophysical and other services reasonably required to allow the first year evaluation wells to be drilled and a seismic program to be completed. Bounty is 100% owned and controlled by William H. Clark of Calgary, Alberta.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To effect the Holdco acquisition, Patch established a class of preferred stock, consisting of Ten Thousand (10,000) shares and designated as the Class B Preferred Voting Stock. The Preferred Voting Share issued pursuant to the Agreement entitles 1286664 Alberta Ltd., as the trustee under the Exchange and Voting Trust Agreement and registered holder thereof, to attend and vote at all meetings of holders of shares of common stock of Patch. The maximum number of votes attached to the Preferred Voting Share is that number of shares of Patch common stock into which the Exchangeable Shares issued in conjunction with the Preferred Voting Share and at that time outstanding are then exchangeable. The Preferred Voting Share may be voted by proxy on all matters that may properly come before a meeting of Patch’s common shareholders. Prior to delivering a Preferred Voting Share proxy, the trustee of the Preferred Voting Share shall be obligated to determine the manner in which the holders of the then outstanding Exchangeable Shares issued in conjunction with the Preferred Voting Share would vote on each matter put before the meeting of common shareholders. The holder of the Preferred Voting Share is then obligated to complete the Preferred Voting Share proxy and record as votes in favor of the matter that number of votes equal to the number of Patch common shares into which the Exchangeable Shares which voted in favor of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of the Patch common shares into which the Exchangeable Shares which voted against the matter are then exchangeable.

Item 7.01	Regulation FD Disclosure

On January 17, 2007, Patch issued a press release announcing the entry into the Agreement with Holdco. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The press release contained in this report, attached as Exhibit 99.1, is “furnished” pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, unless this report is specifically incorporated by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01      Financial Statements and Exhibits

Regulation S-K Number	Document
4.1	Certificate of Designation of Class B Preferred Voting Stock
10.1	Share Exchange Agreement among the shareholders of 1289307 Alberta Ltd., Patch Energy Inc., Patch International Inc., and 1289307 Alberta Ltd. dated January 16, 2007
10.2	Exchange and Voting Trust Agreement among Patch International Inc., Patch Energy Inc., 1286664 Alberta Ltd., and the shareholders of 1289307 Alberta Ltd. dated January 16, 2007
10.3	Support Agreement among Patch International Inc., Patch Energy Inc., and 1286664 Alberta Ltd. dated January 16, 2007
10.4	Farmout Agreement dated December 12, 2006
10.5	Conveyance Agreement among 1289307 Alberta Ltd and 1286664 Alberta Ltd. dated December 21, 2006
10.6	Demand Promissory Note issued by 1289307 Alberta Ltd to 1286664 Alberta Ltd. dated December 21, 2006
10.7	Farmout Agreement re: Firebag, Alberta dated on or about December 12, 2006 between Bounty Developments Ltd. (“Bounty”) and 1286664 Alberta Ltd. (“1286664”) dated January 22, 2007
99.1	Press release dated January 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
February 5, 2007	By: /s/ Michael S. Vandale Michael S. Vandale, President